EXHIBIT  10.34

CHANGE IN TERMS AGREEMENT


Principal Amount	Date of Agreement:
$650,000.00	November 30, 1997

Borrower:		Lender:

Scientific Software-Intercomp, Inc., 	Bank One, Colorado, N.A.
A Colorado corporation	1125 17th Street
633 17th Street, Suite 1600	Denver, CO  80202
Denver, CO  80202



DESCRIPTION OF EXISTING INDEBTEDNESS: A PROMISSORY NOTE DATED SEPTEMBER 20, 1994 IN THE ORIGINAL PRINCIPAL AMOUNT OF $5,000,000.00, AS MODIFIED BY A (1) CHANGE IN TERMS AGREEMENT, DATED MAY 31, 1995, CHANGING THE MATURITY DATE TO JULY 15, 1995; (2) CHANGE IN TERMS AGREEMENT, DATED JULY 15, 1995, CHANGING THE
 MATURITY DATE TO AUGUST 15, 1995; (3) CHANGE IN TERMS AGREEMENT, DATED AUGUST 15, 1995, CHANGING THE MATURITY DATE TO SEPTEMBER 15, 1995 AND CHANGING THE PRINCIPAL AMOUNT TO $4,500,000.00; (4) CHANGE IN TERMS AGREEMENT, DATED SEPTEMBER 15, 1995, CHANGING THE MATURITY DATE TO SEPTEMBER 30, 1995; (5) CHANGE IN TERMS AGREEMENT, DATED SEPTEMBER 30, 1995, CHANGING THE MATURITY DATE TO OCTOBER 15, 1995; (6) CHANGE IN TERMS AGREEMENT, DATED OCTOBER 15, 1995, CHANGING THE MATURITY DATE TO MARCH 30, 1996; (7) CHANGE IN TERMS AGREEMENT, DATED MARCH 30, 1996, CHANGING THE MATURITY DATE TO APRIL 15, 1997 AND CHANGING THE PRINCIPAL AMOUNT TO $1,200,000.00; AND (8) CHANGE IN TERMS AGREEMENT, DATED APRIL 15, 1997, CHANGING THE MATURITY DATE TO OCTOBER 15, 1997 AND CHANGING THE PRINCIPAL AMOUNT TO $900,000.00, (9) CHANGE IN TERMS AGREEMENT, DATED OCTOBER 30, 1997, CHANGING THE MATURITY DATE TO NOVEMBER 30, 1997 AND CHANGING THE PRINCIPAL AMOUNT TO $650,000.00 (COLLECTIVELY, THE "PROMISSORY NOTE").

DESCRIPTION OF CHANGE IN TERMS: (1) The maturity date will now be August 15, 1998; (2) Borrower shall make monthly interest only payments; (3) a principal reduction payment sufficient to reduce the outstanding principal amount to zero shall be due and payable on March 15, 1998; (4) as of March 15, 1998, $230,000.00 shall remain available under the loan to secure that certain standby letter of credit in the amount of $2,000.00, which expires on July 4, 1998, and that certain standby letter of credit in the amount of $226,000.00, which expires on August 4, 1998.

Promise to pay. Borrower promises to pay to Lender, or order, in lawful money of the United States of America, the principal amount of Six Hundred Fifty Thousand and 00/100 Dollars ($650,000.00), or so much as may be outstanding, together with interest on the unpaid outstanding principal balance.

PAYMENT.    Borrower will continue to pay this loan by making regular monthly payments of accrued unpaid interest on the 15th day of each month. A principal reduction payment sufficient to reduce the outstanding principal amount to zero shall be due and payable on March 15, 1998, after which time the loan shall be non-revolving and only available to secure that certain standby letter of credit in the amount of $2,000.00, which expires on July 4, 1998, and that certain standby letter of credit in the amount of $226,000.00, which expires on August 4, 1998.

VARIABLE INTEREST RATE. The interest rate on this Agreement is subject to change from time to time based on changes in an index which is the LENDER'S PRIME RATE (the "Index"). PRIME RATE IS LENDER'S BASE LENDING RATE AS ANNOUNCED BY LENDER FROM TIME TO TIME AT ITS SOLE DISCRETION. AT ANY GIVEN TIME, LENDER MAY MAKE LOANS AT, ABOVE OR BELOW ITS PRIME RATE. Lender will tell Borrower
the current Index rate upon Borrower's request.   Borrower understands that
Lender may make loans based on other rates as well. The interest rate change will not occur more often than each DAY. The Index currently is 8 1/2 % per annum. The interest rate to be applied to the unpaid principal balance of this Agreement, including current outstanding balances, will be at the rate of one
(1) percentage point over the Index, resulting in an initial rate of 9 1/2 % per
(2) annum.  NOTICE:  Under no circumstances will the interest rate on this
(3) Agreement be more than the maximum rate allowed by applicable law.

CONTINUING VALIDITY.   Except as expressly changed by this Agreement, the terms
of the Promissory Note remain in full force and effect, including without limitation, conditions constituting events of default, Lender's rights upon default and offset rights. In addition, all agreements evidencing or securing the obligation(s) remain unchanged and in full force and effect, including that Loan Agreement dated March 30, 1996 (the "Loan Agreement"), as such may have
been modified by written agreement between Borrower and Lender.   Consent by
Lender to this Agreement does not waive Lender's right to restrict performance of the obligation(s) as changed, nor obligate Lender to make any further change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provision of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

FORBEARANCE. Borrower acknowledges that it is not currently in compliance with all of the covenants of the Loan Agreement. Lender's forbearance in declaring a default is in Lender's sole discretion and in no way shall Lender's forbearance constitute a waiver or forbearance of any right or remedy Lender may have, including but not limited to, the right or remedy it may have to declare a default or to protect any of the collateral encumbered by commercial security agreements. Nothing contained hereof shall be construed as a waiver or forbearance of any right or remedy of Lender based upon any default or failure of borrower to pay or perform any and all terms and conditions of the Promissory Note, this Agreement, the Loan Agreement, or any security agreement, whether such default exists as of the date hereof or occurs hereafter.

RELEASE. Borrower hereby absolutely and unconditionally releases and forever discharges Lender, its agents, directors, officers, employees, assigns, attorneys, and Banc One Corporation ("Banc One") and all of Banc One's subsidiaries and entities, (collectively, the "Released Parties") from any and all actions, causes of action, suits, debts, defenses, sums of money, controversies, claims, counterclaims and demands, of any kind whatsoever, in law or in equity, whether presently known or unknown, which Borrower may have or ever had against the Released Parties as of the date hereof.

RATIFICATION. Borrower ratifies, affirms, reaffirms, acknowledges, confirms and agrees that the Promissory Note and this Agreement and each and every other document and instrument which evidences or secures the payment of loans to Lender, including the Loan Agreement, represent a valid and enforceable, collectible obligation of Borrower, and Borrower further acknowledges that there are no existing claims, events or rights of set off with respect to any of the aforementioned instruments or documents, and further acknowledges and represents that as of the date of the execution of this Agreement, no event has occurred and no condition exists which constitutes a default by Lender under the Loan Agreement or other documents, either with or without notice or lapse of time.

MISCELLANEOUS PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Agreement without losing them. Obligations of Borrower under this Agreement are joint and several. Borrower and any other person who signs, guarantees or endorses this Agreement, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Agreement, and unless otherwise expressly stated in writing, no party who signs this Agreement, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or prefect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. If there is any conflict between the terms of this Agreement and the terms of the Promissory Note or any other Change in Terms Agreements, the terms of this Agreement shall control.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISION OF THIS AGREEMENT. BORROWER AGREES TO THE TERMS OF THIS AGREEMENT AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS AGREEMENT.

Borrower:

SCIENTIFIC SOFTWARE-INTERCOMP, INC.,
A Colorado corporation

By:__________________________
      George Steel, President